SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2001


                             SAC TECHNOLOGIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


        Minnesota                    1-13463                    41-1741861
-------------------------     -----------------------        -------------------
     (State or other           (Commission File No.)         (IRS Employer
     jurisdiction of                                         Identification No.)
     incorporation)

                           1285 Corporate Center Drive
                                    Suite 175
                                 Eagan, MN 55212
                     ---------------------------------------
                     (Address of principal executive office)



       Registrant's telephone number, including area code: (651) 687-0414
                                                           --------------


                                       N/A
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.      OTHER EVENTS.

1.       RECAPITALIZATION TRANSACTION.

         On November 26, 2001, SAC Technologies, Inc. (the "Company") completed a comprehensive recapitalization transaction (the "Transaction") with The Shaar Fund, Ltd. (the "Fund") pursuant to a Funding Agreement between the parties. As a result of the Transaction, the Company converted approximately $4.6 million of short term debt and accruals into long term convertible notes, obtained $1.065 million of additional funding and issued shares of its newly designated Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B Shares") in exchange for all of the issued and outstanding shares of its Series A Convertible Preferred Stock and all accrued dividends and interest due thereon. Notes in the principal amount of approximately $4 million are secured by a pledge of substantially all assets of the Company, including its intellectual property. Under the terms of the Transaction, the Fund agreed to provide up to $1.08 million of additional financing in monthly installments during the six (6) month period commencing March 1, 2002 so long as certain conditions are satisfied.

         The material terms of the convertible securities issued or issuable to the Fund in the Transaction are set forth below:

* 5% Convertible Debenture. A Restated 5% Convertible Debenture in the principal amount of $539,625.93 was issued in exchange for the cancellation of an outstanding debenture in the principal amount of $418,000 and accrued interest of $121,625.93. The 5% Convertible Debenture is due September 30, 2003, accrues interest at the rate of 5% per annum payable quarterly in arrears commencing August 31, 2002, may be prepaid without penalty, and is convertible into shares of common stock at a per share conversion price equal to the lesser of $0.75 or a 22% discount to the average of the closing bid prices of the common stock during the five trading days preceding conversion.

* No Interest Convertible Debenture. During the past two years, the Company has accrued fines and penalties under a registration rights agreement with the Fund in the amount of approximately $1,312,500. The Fund converted this accrual into a Convertible Debenture (together with the Restated 5% Convertible Debenture, the "Debentures") in the principal amount of $1,000,000. The Debenture is due September 30, 2003, does not accrue interest, may be prepaid without penalty, and is convertible into shares of common stock at a conversion price of $0.75 per share.

* Secured Convertible Note. During the past 18 months, the Company has obtained unsecured loans from the Fund in the aggregate principal amount of $2,770,000. The Fund converted this amount and associated accrued interest of $263,377.78 together with additional financing of $1,065,000 into a Secured Convertible Note in the principal amount of $4,092,920 (the "Convertible Note"). The Convertible Note is due September 30, 2003, is secured by a pledge of substantially all of the Company's assets, including its intellectual property, accrues interest at the rate of 10% per annum payable quarterly in arrears commencing September 30, 2002, may be prepaid without penalty and is convertible into shares of common stock at a conversion price of $0.75 per share. The security interest terminates upon the Company obtaining $5,000,000 of additional equity financing.

* Series B Shares. The Company issued 21,430 Series B Shares in exchange for all 18,449 outstanding shares of Series A Convertible Preferred Stock and all accrued dividends and interest due thereon. Pursuant to the Company's Articles of Incorporation, all previously issued shares of Series A Convertible Preferred Stock were retired and cancelled and became authorized but unissued shares of preferred stock. The Series B Shares accrue dividends at the rate of 9% per annum which are payable semi annually in cash, or at the option of the Company in additional shares of common stock and are redeemable at the option of the Company, so long as the Company's common stock is eligible for quotation on the OTC Bulletin Board and the shares issuable upon conversion are subject to an effective registration statement. The Series B Shares are convertible into shares of common stock at a per share conversion price equal to the lesser of $0.75 or a 22% discount to the average of the closing bid prices of the common stock during the five trading days preceding conversion. Other than provided by applicable law, holders of the Series B Shares have no voting rights.

* Warrants. The Company issued warrants to the Fund to purchase 4,000,000 shares of common stock at an exercise price of $1.00 per share. The Warrants have a term of five (5) years and are immediately exercisable.

         The terms of the Debentures, Convertible Note, Series B Shares and Warrants preclude the Fund from exercising or converting such securities if such exercise or conversion would result in it beneficially owning in excess of 4.99% of the Company's common stock. The conversion and exercise prices of such instruments are subject to adjustment in the event of any stock slit, stock dividend or similar transaction or upon the issuance of additional shares or options or other convertible securities without consideration or for consideration per share less than the exercise or conversion price in effect. The Debentures, Convertible Note, Series B Shares and Warrants were issued in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder without payment of underwriting discounts or commissions to any person.

         The Fund agreed to provide up to $1,080,000 of additional financing through monthly advances in the amount of $180,000 during the six (6) month period commencing March 1, 2002. The advances, if any, will be made pursuant to a Convertible Note on the terms described above (the "Advance Note"). The Fund's obligation to make advances in any month is subject to the satisfaction of the following conditions: (i) all of the Company's representations and warranties in the Funding Agreement being true and current in all material respects; (ii) the Company amending its Articles of Incorporation to increase the number of shares of common stock it is authorized to issue from 20,000,000 to 60,000,000 shares;
(iii) the Company being in compliance with its obligations under the Funding Agreement and the other agreements between the Company and the Fund entered into in connection with the Transaction; and (iv) the average of the closing bid prices of the Company's common stock during the month preceding the advance exceeding $1.00 per share.

         In connection with the Transaction, the Company entered into a registration rights agreement with the Fund which requires the Company to file registration statements with the Securities and Exchange Commission covering the public resale of (i) the shares of common stock issuable upon exercise or conversion, as applicable, of the Convertible Note, Debentures, Series B Shares and Warrants by no later March 15, 2002 and have such registration statement declared effective by no later than May 30, 2002; and (ii) shares of common stock issuable upon conversion of the Advance Note by no later than thirty (30) days after, and have such registration statement declared effective 105 days after the last advance under the Advance Note. In the event that the Company either fails to file the registration statement or have such registration statement declared effective by the dates set forth above, it is subject to a fine equal to two percent (2%) of the liquidation preference of the Series B Shares and two percent (2%) of the then outstanding principal amount of the Convertible Notes, Debentures or Advance Notes, as applicable, subject to such registration statement for each thirty (30) day period (prorated on a daily basis if such period is less than thirty (30) days) thereafter until such filing or effective date.


2.       RETENTION OF VICE PRESIDENT OF TECHNOLOGY

         On November 20, 2001, the Company entered into a one (1) year employment agreement (the "Employment Agreement") with Mira LaCous to serve as the Vice President of Technology and Development of the Company at an annual base salary of $100,000 and a bonus of up to 50% of such base salary payable at the discretion of the Board of Directors. Ms. LaCous has been employed by the Company since May 15, 2000. The Employment Agreement automatically renews for an additional one year term unless written notice of termination is received at least one (1) month prior to the date it would otherwise terminate. The Employment Agreement contains standard and customary confidentiality, non-solicitation and "work made for hire" provisions as well as a covenant not to compete which prohibits Ms. LaCous from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of her employment and for the one (1) year period thereafter.

         The Employment Agreement may be terminated by the Company at any time with or without cause. In the event Ms. LaCous is terminated without cause after completing one (1) year of employment with the Company, Ms. LaCous shall continue to be paid her then current base salary for a period of nine (9) months from the date of such termination. Ms. LaCous may terminate the Employment Agreement if her current salary or benefits are reduced by more than 30%, in which event, Ms. LaCous shall continue to be paid her then current base salary for a period of two (2) months from the date of such termination.

         In connection with the Employment Agreement, the Company issued options to Ms. LaCous to purchase an aggregate of 340,000 shares of common stock at an exercise price of $0.46 per share of which 200,000 were issued under the Company's 1999 Stock Option Plan. Options to purchase 75,000 vested upon issuance and the remainder vest in equal monthly installments during the three
(3) year period commencing on the date of grant. The options terminate on the earlier of seven (7) years from the date of grant or ninety (90) days after the termination of Ms. LaCous' employment, unless such termination is for cause, in which case, the options expire on the date of such termination. The options were issued in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder without payment of underwriting discounts or commissions to any person.


3.       RESIGNATION OF BARRY M. WENDT

         On December 3, 2001 Barry M. Wendt resigned from the Company's Board of Directors. He served as the Chairman of the Board of Directors since the inception of the Company in 1993. His consulting agreement with the Company terminates January 31, 2002. In connection with his resignation, Jeffry R. Brown was elected to serve as the Chairman of the Board of Directors of the Company.

ITEM 7.      EXHIBITS

Exhibit      Description                                        Method of Filing
-------      -----------                                        ----------------

3.6          Certificate of Designation of Series B 9%            Filed herewith
             Convertible Preferred Stock

10.31        Funding Agreement by and between the Registrant      Filed herewith
             and The Shaar Fund dated November 26, 2001

10.32        Registration Rights Agreement by and between the     Filed herewith
             Registrant and The Shaar Fund Ltd. dated November
             26, 2001

10.33        Exchange Agreement by and between the Registrant     Filed herewith
             and The Shaar Fund dated November 26, 2001

10.34        Secured Note Due September 30, 2003                  Filed herewith

10.35        Restated 5% Convertible Debenture Due September      Filed herewith
             30, 2003

10.36        No Interest Debenture Due September 30, 2003         Filed herewith

10.37        Warrant                                              Filed herewith

10.38        Security Interest Provisions                         Filed herewith

10.39        Employment Agreement by and between the              Filed herewith
             Registrant and Mira LaCous dated November 20,
             2001

10.40        Option to Purchase 140,000 Shares of Common Stock    Filed herewith
             issued to Mira LaCous

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 17, 2002                 SAC TECHNOLOGIES, INC.


                                        BY: /s/ Jeffry R. Brown
                                            -------------------
                                                Jeffry R. Brown
                                                Chief Executive Officer

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                                  EXHIBIT INDEX



Exhibit      Description
-------      -----------

3.6          Certificate of Designation of Series B 9% Convertible Preferred
             Stock

10.31 Funding Agreement by and between the Registrant and The Shaar Fund dated November 26, 2001

10.32 Registration Rights Agreement by and between the Registrant and The Shaar Fund Ltd. dated November 26, 2001

10.33 Exchange Agreement by and between the Registrant and The Shaar Fund dated November 26, 2001

10.34        Secured Note Due September 30, 2003

10.35        Restated 5% Convertible Debenture Due September 30, 2003

10.36        No Interest Debenture Due September 30, 2003

10.37        Warrant

10.38        Security Interest Provisions

10.39 Employment Agreement by and between the Registrant and Mira LaCous dated November 20, 2001

10.40        Option to Purchase 140,000 Shares of Common Stock issued to Mira
             LaCous